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                                                                   EXHIBIT 10(Y)


                                  ALCOA INC.
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                                 ("PLUS")PLAN
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                            ARTICLE I - DEFINITIONS

For the purposes of this PLUS Plan ("Plan"), unless a different meaning is clearly required by the context:

       "Award" means the benefit provided to Participants under Article III herein.

       "Award Date" means March 31, 2004, or such other date during the first quarter of 2004, as determined by the Company.

       "Business Unit Participants" means those employees who are eligible salaried employees of a business unit.

       "Committee" means the Compensation Committee of the Board of Directors of the Company, or its designee, the VP, People and Communications, as set forth in the Plan.

       "Company" means Alcoa Inc. and any successor thereto.

       "Corporate Participants" means those employees who are eligible salaried employees of the Company, but not employees of a particular business unit.

       "Deferred Compensation Plan" means the Company's Deferred Compensation Plan, or Deferred Compensation Estate Enhancement Plan, as
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applicable, as they may be amended from time to time or any deferred compensation plan which may be established during the Effective Period.

       "Disability" means a mental or physical condition preventing the employee from performing his or her position satisfactorily, where a qualified physician designated by the Committee certifies that, in his or her opinion, the employee's state of health is such that he or she should not be burdened with the responsibilities of his or her position even though he or she is not totally or permanently disabled.

       "Effective Period" means January 1, 2001 through December 31, 2003.

       "Participants" means Business Unit Participants and Corporate Participants who satisfy all of the requirements of Section 2 of Article II.

       "Retirement" means (a) termination of employment with rights to an immediate pension (other than a deferred vested pension) under the provisions of any retirement plan of the Company, a Subsidiary or government sponsored retirement plan or (b) termination of employment upon or after attaining age 65 regardless of pension eligibility.

       "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing a majority of the total combined voting power of all classes of stock in such corporation, and any corporation, partnership, joint venture, limited liability company or other business entity as to which the Company possesses a significant ownership interest, directly or indirectly, as determined by the Committee.

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                          ARTICLE II - PARTICIPATION

       SECTION 1. Purpose. The Purpose of the Plan is to provide compensation
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for officers and other key employees of the Company and its Subsidiaries as a reward for achieving three year stretch performance and cost reduction goals.

       SECTION 2. Eligibility. Those employees who, for at least 12 months
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during the Effective Period, are both eligible to participate in the Alcoa Stock
Incentive Plan, and are at least job grade 21 and above, are eligible to participate in the Plan. The Company, in its sole discretion, may include other key employees of the Company and its Subsidiaries who do not meet the foregoing requirements as Participants and exclude any employees who otherwise would meet the foregoing requirements.

                             ARTICLE III - AWARDS

       SECTION 1. Determination. Only upon the Company meeting or exceeding its
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Return on Capital ("ROC") threshold goal are Awards granted to Participants. In addition, Business Unit Participants will receive Awards only upon the Participant's business unit meeting or exceeding its threshold ROC goal. Awards shall be determined in accordance with the PLUS award guidelines, which may be amended from time to time by the Company.

       SECTION 2. Cash Awards. Each Award is paid in cash to the Participants on
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the Award Date. Cash payment of Awards are made from the general funds of the
Company.

       SECTION 3. Deferred Awards. Awards may be deferred under applicable
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deferred compensation plans. For purposes of the U.S. Deferred Compensation
Plan, 100% of the Award may be deferred.

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       SECTION 4. Not Benefit Compensation. Awards are not treated as
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compensation for any purpose under any other compensation or benefit plan of the
Company.

                       ARTICLE IV - EMPLOYEE OBLIGATIONS

       SECTION 1. Contingent Awards. In the event a Participant's employment is
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terminated for any reason other than death, Disability, or Retirement, all rights to an Award are forfeited. In the event a Participant's employment is terminated by reason of death, Disability or Retirement, then the granting of an Award is at the sole discretion of the Committee.

       SECTION 2. Participant Rights. No Participant or other person, by virtue
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of any Award, has any interest whatever, either vested or contingent, in any property of the Company or its Subsidiaries or in any share of Company Stock held in the treasury of the Company. The interest of any Participant in the Plan is not assignable, transferable or subject to any lien, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner. Participation in the Plan does not give any employee the right to continued employment by the Company or its Subsidiaries.

       SECTION 3. Beneficiary. Upon the death of a Participant, any unpaid
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Awards will be paid to a Participant's spouse, if the Participant is married, or to a Participant's estate, if the Participant is not married.

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                          ARTICLE V - ADMINISTRATION

       SECTION 1. Committee. The Committee has the exclusive power and
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discretionary authority to grant Awards to Participants who are officers of the
Company. The Vice President - People and Communication has the exclusive power and discretionary authority to grant Awards to all other Participants. The Committee may take all action, including the adoption of rules and regulations, as it deems appropriate for the administration of the Plan. All determinations by the Committee are final and binding upon the Company, its Subsidiaries, Participants, employees and beneficiaries.

       SECTION 2. Indemnification. No member of the Committee or employee of the
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Company is personally liable for any decision made or action taken in reliance upon any report or information furnished by the Company's independent certified public accountants and upon any other information furnished in connection with the Plan by any person or persons other than such member; nor for any mistake of judgment made by such member or any other member of the Committee; nor for any loss, unless resulting from his or her own gross negligence or willful misconduct; and no member of the Committee is liable for the neglect, omissions or wrongdoing of any other member or agent of the Committee; and each member of the Committee is indemnified and held harmless by the Company against and from any cost or liability that may be reasonably incurred by or imposed upon such member in connection with any claim or proceeding to which such member may be a party or in which such member may be involved by reason of any action taken or failure to act under the Plan.

       SECTION 3. Amendments. The Committee may from time to time amend, modify,
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suspend or terminate the Plan, rules or guidelines at any time and for any reason.

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       SECTION 4. Expenses. All expenses of administering the Plan are paid by
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the Company, which in turn may seek reimbursement from Subsidiaries. The cost of all Awards incurred by the Company with respect to employees of any Subsidiary will be reimbursed by the Subsidiary.

                          ARTICLE VI - MISCELLANEOUS

       SECTION 1. Construction. The Plan is construed in accordance with and
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governed by the laws of the Commonwealth of Pennsylvania, excluding any choice of law provisions, which may indicate the application of the laws of another jurisdiction.

       SECTION 2. No Modifications. This Plan encompasses all of the rights of a
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Participant and supersedes all agreements, understandings, negotiations, discussions and commitments with respect to the matters herein.

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